UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 1, 2005

                        Commission File Number 000-31090

                             SYSTEMS EVOLUTION, INC.
                                -----------------
                           (Exact name of registrant)

          IDAHO                                          82-0291029
    -----------------                                    ----------
(State of incorporation)                    (I.R.S. Employer Identification No.)


             10777 Westheimer Road, Suite 810, Houston, Texas 77042
           ----------------------------------------------------------
              (Address of principal executive offices and zip code)


                                 (713) 979-1600
                         (Registrant's telephone number)

--------------------------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
--------------------------------------------------------------------------------

Item 7.01 Regulation FD Disclosure

      We are commencing renegotiation of certain terms of our two outstanding convertible note issues, to avoid a possible event of default under the related note purchase agreements. The default could result from delays in having two registration statement filings with the Securities and Exchange Commission for these noteholders not being declared effective in a timely manner as per these agreements. The reason for our concern is advice from our auditors which we just received as to the projected late-March completion date of the audit of an acquisition we made in September, 2004.

      We have recently completed two separate convertible note financings. On September 9, 2004, we completed the sale of an aggregate of $1,825,000 in notes (the "Convertible Notes (Series 1)") and accompanying warrants. The Convertible Notes (Series 1) are initially convertible into 36,500,000 shares of common stock. These Notes were issued together with warrants, denominated Series A, B, C and D warrants, to purchase in the aggregate 36,500,000 shares of our common stock. On December 30, 2004, we executed a securities purchase agreement with certain institutional and accredited investors for the sale of 8% callable secured convertible notes due two years from date of issuance, and accompanying warrants. At closings on December 30, 2004, and January 14, 2005 under this agreement, we completed the sale of an aggregate of $1,000,000 of notes (the "Convertible Notes (Series 2)"). The Convertible Notes (Series 2) issued to date are initially convertible into shares of the Corporation's Common Stock at a conversion price (the "Conversion Price") of the lower of the fixed conversion price of $.13 or 50% of the Market Price, defined in the related purchase agreement as the average of the lowest three trading prices for our Common Stock during the twenty trading day period ending one trading day prior to the date the conversion notice is sent to us. The Convertible Notes (Series 2) were issued with warrants to purchase an aggregate of 3,000,000 shares of common stock.

      Under the purchase agreements for our two Series of Convertible Notes, we filed the registration statements that we are required to file under the registration rights agreements we entered into in connection with these financings, to register with the Securities and Exchange Commission for resale the common stock issuable upon conversion of the Convertible Notes and the warrants issued with the Convertible Notes. The Convertible Notes (Series 1) provide for a required effective date for the related registration statement of on or about April 7, 2005, and the Convertible Notes (Series 2) provide for an effective date of on or about April 29, 2005. If these effective date requirements are not met, we will be in default and both Series of Convertible Notes will become immediately due and payable as described in the related agreements that we have filed as exhibits to our Current Reports on Form 8-K that we filed describing these financings. These Current Reports were filed on September 15, 2004 and January 3, 2005.

      On March 1, 2005, our auditors advised us that they were prepared to commence the audit of Duration Software, Inc., a company we acquired in September, 2004. Our auditors' time estimate for this audit, completion of which is required for us to have our Convertible Notes registration statements declared effective by the Securities and Exchange Commission, made it clear to us that, without modification of our agreements with the holders of the two Series of Convertible Notes, the respective registration statements will not become effective within the required periods, and we will be in default with respect to these Convertible Notes.

      We have commenced negotiations with the Holders of the two Series of our Convertible Notes to extend the respective required effective dates for the related registration statements, so that the delay in this audit will not result in our being in default. There is no assurance that we will be successful in avoiding default by negotiating a workable extension of these effective date requirements.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.


Date:    March 3, 2005              Systems Evolution Inc.

                                       /s/ Robert C. Rhodes
                                    --------------------------------------------
                                           Robert C. Rhodes
                                    Chief Executive Officer